CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated November 20, 2000 of our report dated March 13, 2000, relating to the financial statements of Kingdom Vision, Inc. as of March 8, 2000 and to the reference to our firm under the caption EXPERTS in the registration statement.




                            John M. Arledge & Associates, Inc.
                           Certified Public Accountants


November 20, 2000
Edmond, Oklahoma